Registration No. 333-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                          AMERICAN MEDICAL ALERT CORP.
             (Exact name of registrant as specified in its charter)

New York                                                          11-2571221
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

3265 Lawson Boulevard, Oceanside, New York                          11572
(Address of Principal Executive Offices)                          (Zip Code)

                          AMERICAN MEDICAL ALERT CORP.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                    Mr. Corey Aronin, Chief Financial Officer
                       American Medical Alert Corporation
                              3265 Lawson Boulevard
                            Oceanside, New York 11572
                     (Name and address of agent for service)

                                 (516) 536-5850
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                              James Alterbaum, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------
                                               PROPOSED       PROPOSED
                                               MAXIMUM        MAXIMUM
TITLE OF                  AMOUNT               OFFERING       AGGREGATE        AMOUNT OF
SECURITIES                TO BE                PRICE PER      OFFERING         REGISTRATION
TO BE REGISTERED          REGISTERED(1)        SHARE          PRICE            FEE
-------------------------------------------------------------------------------------------
Common Stock, par          750,000 shares      $3.4375(2)     $2,578,125(2)    $760.55
value $.01 per share
-------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1997 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c), the average of the high and low sales prices per share of the registrant's Common Stock on the National Association of Securities Dealers Automated Quotation System on May 8, 1998.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1997; and

            (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on December 8, 1983, including any amendment or report filed for the purpose of updating such descriptions.

            All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            (a) Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws of the corporation or, when authorized by such certificate of incorporation or by-laws,
(i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

            (b) Article Seventh of the Company's Certificate of Incorporation sets forth as follows:

            "Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law."

            (c) Article VI of the Company's Amended and Restated By-Laws sets forth as follows:

            "Each person who is made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Company or serves or served any other entity in any capacity at the request of the Company shall be indemnified by the Company to the maximum extent permitted by statute as amended from time to time."

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.     EXHIBITS.

Exhibit
Number            Description
------            -----------

4.01              Certificate  of  Incorporation  of the  Company,  as  amended.
                  (Incorporated by reference to Exhibits 3(a)(1) and 3(a)(2) to the Company's Form 10-KSB, as amended, for the year ended December 31, 1997 and Exhibit 3(a) to the Company's Form S-1 Registration Statement under the Securities Act of 1933, filed on September 30, 1983, Commission File No. 2-86862).

4.02 Amended and Restated By-Laws of the Company. (Incorporated by reference to Exhibit 4(b) to the Company's Form S-3 Registration Statement under the Securities Act of 1933, Commission File No. 333-6159).

5.01* Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the registrant, as to the legality of the Common Stock being offered.

23.1*             Consent of Margolin, Winer & Evens LLP

23.2*             Consent of Parker Chapin  Flattau & Klimpl,  LLP (contained in
                  Exhibit 5.01).

24.1* Powers of Attorney of certain officers and directors of the registrant (included in signature page).

99.1*             1997 Stock Option Plan effective as of April 4, 1997.

---------------------
*     Filed herewith.



ITEM 9.     UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   If the  registrant  is a  foreign  private  issuer,  to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on the 11th day of May, 1998.

                                              AMERICAN MEDICAL ALERT CORP.


                                              By: /S/ HOWARD M. SIEGEL
                                                  ------------------------------
                                                   Howard M. Siegel
                                                   President and Chief Executive
                                                    Officer

            KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Howard M. Siegel his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things required and necessary to be done, as fully and to all intents and purposes as, he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/S/ HOWARD M. SIEGEL               Chairman of the Board,           May 11, 1998
--------------------------         President, Chief Executive
Howard M. Siegel                   Officer and Director
                                   (Principal Executive Officer)


/S/ COREY M. ARONIN                Chief Financial Officer          May 11, 1998
--------------------------
Corey M. Aronin


/S/ PETER BREITSTONE               Director                         May 11, 1998
--------------------------
Peter Breitstone


/S/ LEONARD HERZ                   Director                         May 11, 1998
--------------------------
Leonard Herz


                                   Director                         May 11, 1998
--------------------------
Myron Segal, M.D.